EXHIBIT 10.10

OPTION AGREEMENT

This OPTION AGREEMENT (“Agreement”) to lease property, is made this 20th day of January, 2004 (“Effective Date”) by and between Henry J. Brabham, IV and Gail T. Brabham hereinafter collectively referred to as LESSOR, and Colonial Downs L.P., a Virginia limited partnership or its assignee, hereinafter referred to as LESSEE.

WITNESSETH:

LESSOR hereby grants LESSEE the Option to lease certain property in Vinton, Virginia as follows:

1.	GRANT OF OPTION: For one hundred twenty (120) days (“Option Period”) following execution of this Agreement, LESSOR grants to LESSEE the option to lease (“Option”) the property outlined herein.

2.	OPTION PRICE: LESSEE shall pay to LESSOR upon execution of this Agreement, $5,000 as consideration for such Option. Such amount shall be non-refundable but applicable against the first month’s rent under the Lease in the event LESSEE exercises the Option.

3.	PROPERTY: That certain property on Vineyard Road, Vinton, Virginia comprised of approximately 8.539 acres of land and improvements thereon, if any, and which are Parcels # 060.20-03-81.02.0000 and 060.20-03-81.03.0000 of the Tax Maps for Vinton, Virginia (“Property”). A map of the Property is attached as Exhibit A.

4.	LEASE. The lease between the parties (“Lease”) shall reflect the terms of this Agreement and be in substantially the same form as that attached as Exhibit B. The Lease shall be executed within five (5) days following exercise of the Option as provided herein.

5.	DUE DILIGENCE: Upon execution of this Agreement, LESSEE will evaluate the Property. During such evaluation, LESSEE shall conduct such tests as it deems necessary in its sole discretion, including but not limited to environmental and geotechnical tests and preparation of a survey and title report. LESSOR shall cooperate with LESSEE during its evaluation, including providing access to the Property, and provide to LESSEE copies of existing reports concerning the Property.

6.	EXERCISE OF THE OPTION: If LESSEE decides to exercise the Option granted herein, LESSEE will notify the LESSOR of its decision in writing before the end of the Option Period and the parties shall proceed to Lease execution as provided herein. If the LESSEE does not notify LESSOR before the end of the Option Period, then this Agreement shall expire and neither party shall have any further liability hereunder.

7.	LESSEE IMPROVEMENTS: LESSEE may, at LESSEE’S expense, construct one or more buildings and parking lot and other improvements on the Property, as it deems desirable, subject to applicable building codes. LESSOR agrees to cooperate with LESSEE in obtaining necessary governmental approvals for the construction and operation of such improvements and to execute such applications, consents, and estoppel certificates as may be required by governmental authorities or LESSEE’s lenders.

8.	OPTION TO BUY: The Lease will grant the LESSEE the option to buy (“Option to Buy”) the Property for $800,000 (“Purchase Price”).

9.	NOTICES: Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if, delivered by hand by messenger at the address of the intended recipient, sent prepaid by Federal Express (or a comparable guaranteed overnight delivery service), or deposited in the United States first class mail (registered or certified, postage prepaid, with return receipt requested), addressed to the intended recipient, at the intended recipient’s address set forth below, or at such other address as the intended recipient may have specified by written notice to the sender given in accordance with the requirements of this Paragraph. Any such notice, request or demand so given shall be deemed given on the day it is delivered by messenger at the specified address, or on the day of deposit in the United States Mail, as the case may be.

For the LESSOR:	Henry Brabham, IV
Vineyard Road
Vinton, Virginia

With a Copy to:

For the LESSEE:	David C. Grunenwald
Vice-President of Development/Leasing
1231 Main Avenue
Cleveland, OH 44113

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With a Copy to:	James L. Weinberg, Esq.
Hirschler Fleischer
P.O. Box 500 (23218-0500)
15th Floor
701 East Byrd Street
Richmond, Virginia 23219

10.	CHOICE OF LAWS: This Agreement shall be construed under the laws of the Commonwealth of Virginia.

11.	AUTHORITY: Each party signing below warrants and represents that he or it has the authority to execute this Agreement. This Agreement shall be binding on and inure to the benefit of each party’s successors and assigns.

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12.	AGENCY DISCLOSURE AND LEASING FEE: LESSEE agrees to pay the leasing firm, Olde Colony Realty, Inc. and its agent, Galen Conner, its agreed upon leasing commission. Otherwise, each party warrants to the other that no third party is entitled to a commission in connection with a lease or sale of the Property to LESSEE, pursuant to the Lease and Option to Buy granted herein.

Agreed and Accepted as of the Effective Date.

LESSEE:

Colonial Downs, L.P.
By: Stanley Racing Corp., General Partner

By:

Name:

Title:

LESSOR:

Henry J. Brabham IV

Gail T. Brabham

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EXHIBIT A

Property Map

A-1

EXHIBIT B

GROUND LEASE

This GROUND LEASE (“Lease”) is made as of the      day of                     , 2004 (the “Effective Date”), between Henry Brabham, IV and Gail T. Brabham (collectively “LESSOR”) and Colonial Downs L.P., a Virginia limited partnership (“LESSEE”).

RECITALS.

A. LESSOR is the owner of property which consists of approximately 8.3539 acres of land located on Vineyard Road, in Vinton, Virginia (“Property”). A map of the Property is attached as Exhibit A.

B. LESSEE intends to lease from LESSOR the Property and construct a building of approximately 15,000 square foot of floor area on the Property, as well as all necessary site work and utility installations for use as an satellite wagering facility (collectively the “Building”), as well as certain parking areas, drives, sidewalks, lighting fixtures and landscaped areas (collectively the “Parking Facilities “), all in accordance with plans and specifications which are subject to LESSOR’s reasonable approval in writing by LESSOR. The Building and the Parking Facilities shall be referred to collectively herein as the “Improvements”.

C. LESSEE will lease the Property and construct the Improvements on the terms and conditions set forth herein. The Property and Improvements shall be referred to collectively herein as the “Premises”.

WITNESSETH

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, LESSOR and LESSEE hereby agree as follows:

1. AGREEMENT TO LEASE

A. Grant. LESSOR hereby leases to LESSEE and LESSEE hereby takes from LESSOR the Property and agrees to use, occupy and lease the same in accordance with the terms and provisions hereof. The Property shall be free of mortgages and other liens and encumbrances for the benefit of LESSOR, except utility easements and public rights-of-way.

B. Term. The term (the “Term”) of this Lease shall commence as of the Effective Date. Rent, as prescribed herein, shall commence on the earlier to occur of the issuance of a certificate of occupancy for the Improvements, and six months from the date of this Lease (the “Rent Commencement Date”). The initial Term shall end on the last day of the fifth (5th) Lease Year (as defined below) thereafter, unless sooner terminated or extended as hereinafter provided. The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive calendar months, provided, however, that the first Lease Year shall begin on the Rent Commencement Date and shall end on the last day of the twelfth (12th) full calendar month thereafter. The second Lease Year shall commence on the next succeeding day. Subsequent Lease Years shall begin and end on the anniversary of the first and last day of the second Lease Year, respectively. In addition, LESSOR grants to LESSEE the right to extend the Term for five (5) renewal periods (“Renewal Periods”) of five (5) years each, which may be exercised by written notice to the LESSOR sixty (60) days before the end of the Term or then current Renewal Period, as applicable.

2. RENT.

A. Base Rent. LESSEE agrees to pay LESSOR for the Property, without demand, offset or deduction, base annual rent (“Base Rent”) in the amount of One Hundred Twenty Thousand Dollars ($120,000). Base Rent shall increase beginning on the first day of each Renewal Period by 10% over the Base Rent of the Term or the preceding Renewal Period.

B. Commencement. Base Rent shall be payable in advance in lawful money of the United States in monthly installments during the Term of this Lease, beginning on the Rent Commencement Date, and continuing thereafter on or before the first day of each month during the Term (each such date being referred to herein as a “Due Date”). All Rent due under this Lease shall be payable by LESSEE to LESSOR at LESSOR’s address set forth in Paragraph 27 below or to such other place as LESSOR shall from time to time designate in writing. Rent mailed shall be deemed paid on the date payment is received by LESSOR. If the Rent Commencement Date or termination date is not the first day of the month, Base Rent shall be prorated for the number of days this Lease is in effect during such months.

C. Late Charge; Default Rate. If LESSEE fails to pay Base Rent within five (5) days after the Due Date, LESSEE shall promptly pay to LESSOR a service charge of five percent (5%) of the Rent then due. If any installment of the Base Rent is not paid when due and remains unpaid after expiration of any applicable cure period provided for herein, such Rent, as increased by the five percent (5%) service charge, shall bear interest from the Due Date at an annual rate equal to 8% until paid.

3. CONSTRUCTION OF FACILITIES. Promptly after the execution and delivery of this Lease, LESSEE shall turn the Property over to LESSEE and LESSEE shall take or cause to be taken all actions necessary for the installation of the Improvements (“LESSEE’s Work”).

4. USE OF PREMISES. The Premises shall be used and occupied only for uses permitted under the zoning district in which the Premises is located (the “Permitted Uses”).

5. CONSTRUCTION OF IMPROVEMENTS

A. LESSEE’s Work. LESSEE shall promptly commence LESSEE’s Work and pursue LESSEE’s Work with due diligence to completion in a good and workmanlike manner and in compliance with LESSEE’s Plans (defined below), all applicable laws, orders and regulations of all governmental authorities having jurisdiction over the construction of the Improvements. All costs of such construction, including, without limitation, engineering and architectural expenses, survey expenses, costs of all required licenses and permits and actual construction costs, shall be borne solely by LESSEE. The Improvements shall be completed in accordance with plans and specifications (“LESSEE’s Plans”) which shall be submitted by LESSEE to LESSOR for LESSOR’s written approval (Building exterior and Parking Facilities only) prior to the beginning of any such construction, which approval shall not be unreasonably withheld, conditioned, or delayed. LESSEE shall have the right, at LESSEE’s sole expense, from time to time to submit, in its own name or in LESSOR’s name if so required, applications for such building permits and other construction approvals, and with the prior written approval of the LESSOR, which approval shall not be unreasonably withheld, delayed, or conditioned. LESSOR will, at no out-of-pocket cost to LESSOR, join in such applications if requested to do so by LESSEE. During the course of construction of the Improvements, LESSOR may enter upon the Property during business hours for purposes of inspecting the work.

B. Acceptance of Premises. LESSEE hereby accepts the Property “AS IS, WHERE IS” condition as of the date hereof subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing use and occupancy of the Property, and any covenants or restrictions of record. LESSEE acknowledges and agrees that LESSOR has made no representations or warranties as to the present or future use or condition of the Property and shall not be responsible for obtaining any licenses or permits necessary for LESSEE to construct the Improvements or to occupy or conduct the Permitted Uses on the Property.

C. Title. Title to the Improvements, as well as all furniture, equipment and trade fixtures (collectively “Trade Fixtures”), shall be vested in

LESSEE for the Term. At such time as this Lease expires or is terminated, whether by operation of law or otherwise, title in the Improvements but not the Trade Fixtures shall automatically vest in LESSOR without the necessity of any further action by LESSOR or LESSEE.

6. ASSIGNMENT AND SUBLEASING.

A. Right to Assign. Except for transfers to Affiliates (as defined herein), LESSEE may not assign this Lease or any interest herein, without in each instance having first obtained LESSOR’s prior written approval, which approval shall not be unreasonably withheld, delayed, or conditioned.

B. Right to Sublet. LESSEE may not sublet the Premises, in whole or part, without the prior written approval of the LESSOR, which approval shall not be unreasonably withheld, delayed, or conditioned.

C. Affiliate. As used herein, an “Affiliate” shall be (i) any entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with LESSEE or (ii) any entity of which is a general partner or trustee, or with respect to which LESSEE serves in a similar capacity.

7. MORTGAGES OF LESSEE’S INTEREST. LESSOR shall not mortgage its interest in the Property during the Term, including Renewal Periods, of this Lease. LESSOR acknowledges that LESSEE may be obligated to mortgage its interests hereunder to Wells Fargo Bank, N.A., as trustee, or any successor trustee under an indenture with Jacobs Entertainment, Inc., parent of LESSEE, and hereby consents to such mortgage.

8. TAXES.

A. Obligation to Pay. As used herein, “Taxes” shall mean all real estate taxes, assessments and other governmental, quasi-governmental or private levies and charges of every kind, including any assessments, reimbursements or charges that may be imposed on the Premises, whether general or special, ordinary or extraordinary, unforeseen or foreseen (including any interest or penalty) or which may be imposed, levied, assessed or confirmed by any lawful taxing authorities or which may become a lien or charge on or against all or any part of the Premises at any time during the Term, or any tax in lieu thereof. LESSEE shall pay to LESSOR, or directly to the taxing authority at least ten (10) days prior to delinquency, all Taxes assessed against the Premises and shall simultaneously provide evidence of such payment to LESSOR.

B. Contest. LESSEE may, if in good faith and upon reasonable grounds it disputes the amount or validity of any Taxes, contest and defend against the same and in good faith diligently conduct any necessary proceedings to prevent and avoid the same. LESSOR agrees that any contest or review initiated by LESSEE as provided herein may be maintained at the election of LESSEE in the name of LESSEE or in the name of LESSOR or in the name of both LESSOR and LESSEE. LESSOR agrees to join in any such contest or review if required by law or regulations and further agrees to execute and acknowledge such documents, instruments, assents and other papers as may be required or necessary, all at no cost to LESSOR. The legal proceedings referred to in this Subparagraph which may be prosecuted by LESSEE shall include appeals from any judgments, decrees, or orders and such review or determinations of any administrative bodies and offices as may be appropriate. Taxes payable by LESSEE hereunder shall be prorated during the first Lease Year and the last Lease Year on a calendar year basis.

C. Personal Property Tax. LESSEE shall be liable for and shall pay by the due date all taxes levied against any personal property or trade fixtures placed by LESSEE in or about the Premises.

9. MECHANICS’ LIENS. LESSEE covenants not to permit any lien to be filed against the Premises on account of nonpayment or disputes with respect to labor or materials furnished to the Premises or Improvements for or on behalf of LESSEE or any party claiming by, through, or under LESSEE, nor shall it permit any judgment lien or attachment to lie against the Premises. Should any lien of any nature, including but not limited to the foregoing, be filed against the Premises, other than liens created or caused by LESSOR, LESSEE shall, within sixty (60) days, cause said lien to be removed by payment, substitution of collateral, posting a bond therefor, or such other method as may be acceptable to LESSOR in its sole discretion. LESSEE shall indemnify, defend, and hold LESSOR harmless from any liability or expense incurred by LESSOR on account of any such claim, including, but not limited to, LESSOR’s reasonable attorneys’ fees.

10. MAINTENANCE, REPAIRS AND REPLACEMENTS.

A. Obligations to Maintain Building. During the Term, LESSEE shall keep the Improvements in a clean, orderly condition, free of dirt, rubbish, and termites and other insects. In addition, LESSEE shall be solely responsible for all maintenance, repairs and replacements of and to the Improvements, including, but not limited to, maintenance, repairs and/or replacements to the foundations, ceilings, floors, roof, lighting, walls, plumbing, heating, electrical, air conditioning, plate glass and windows and all other interior and exterior components of the Building and LESSEE’s signage whether attached to or detached from the Building.

B. Surrender. At the termination of this Lease, LESSEE shall deliver the Premises to LESSOR in broom clean condition, and otherwise in the same good and sanitary order and condition in which LESSEE is obligated to maintain the Premises during the Term, reasonable wear and tear excepted.

11. ALTERATIONS, CHANGES, AND IMPROVEMENTS.

A. Permitted Alterations. LESSEE shall not make or permit any alterations, additions or improvements to the exterior of the Building or Parking Facilities, without the prior written consent of the LESSOR which shall not be unreasonably withheld, delayed, or conditioned. The cost of making such alterations, improvements or additions and preparing said plans shall be borne by LESSEE. All such work shall be done in a good and workmanlike manner. All such work shall comply with all laws, ordinances or regulations of any governmental or administrative agency having jurisdiction over the Premises, including any appropriate boards, commissions and underwriting agencies now or hereafter exercising similar rights and powers.

B. Trade Fixtures. LESSEE shall have the right at all times and at its sole expense to install LESSEE’s Trade Fixtures, provided that LESSEE complies with all applicable governmental laws, ordinances and regulations. LESSEE shall upon the termination of this Lease, remove any of LESSEE’s previously installed Trade Fixtures, provided further that LESSEE shall immediately repair any damage caused by such removal.

12. ESTOPPEL CERTIFICATES. LESSEE and LESSOR each agree at any time and from time to time within ten (10) days after a written request, to execute, acknowledge and deliver to the other a statement, in writing, and in form and substance reasonably acceptable to LESSOR and LESSEE, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications), and the dates to which the Rent and other charges have been paid in advance, if any.

13. DELIVERY OF POSSESSION. Possession of the Property shall be delivered to LESSEE upon execution of this Lease. LESSEE shall have the right to specific performance to compel delivery of possession as provided herein.

14. UTILITIES.

A. Connection to Utilities. LESSEE shall arrange for the construction, installation, connection and operation of, and shall pay the cost of, all utility services, including, without limitation, water, sewer, gas, heat, cooling, power, telephone service and all other services to the Premises during the Term and

LESSEE shall make payments when due directly to the utility or service company involved. LESSEE’s obligation to pay its utility bills during the Term shall survive the termination of this Lease. LESSOR shall not be required to pay for any connection fees, services, supplies or upkeep in connection with utilities or other services to the Premises.

B. Liability. LESSOR shall not be liable in damages or otherwise to LESSEE or to persons or property, if any utility service to the Premises is interrupted or terminated, unless caused by LESSOR’s gross negligence or willful misconduct, nor shall any such interruption or termination be construed as an eviction (actual or constructive) of LESSEE, nor work an abatement of any Rent, nor relieve LESSEE from the obligation to fulfill each and every covenant or condition of this Lease, other than as a result of LESSOR’s gross negligence or willful misconduct.

15. COMPLIANCE WITH LAWS, REGULATIONS AND RESTRICTIONS. LESSEE shall comply with all governmental laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities, now in force or which hereafter may be in force, which shall impose any duty upon LESSOR or LESSEE with respect to the use, occupation or alteration of the Premises, or the operations conducted by LESSEE at the Premises, whether material or incidental to said use and shall promptly comply with all changes in governmental laws, ordinances, regulations, orders and directives and all restrictions and covenants of record affecting the Premises, including but not limited to the correction, prevention and abatement of nuisances in, upon, or connected with the Premises, all at LESSEE’s sole risk and expense.

16. FIRE AND CASUALTY DAMAGE. If the Property and/or Improvements are damaged or destroyed by fire or other cause, LESSEE shall give immediate notice thereof to LESSOR. The rights and obligations of LESSOR and LESSEE in the event of such casualty shall be as follows:

A. Cost of Restoration Not Exceeding Fifty Percent of Replacement Value. If during the Term of this Lease the Improvements are so damaged or destroyed by fire or other casualty that the cost of restoration shall not exceed fifty percent (50%) of the replacement value thereof, exclusive of foundations, immediately prior to such damage, then the LESSEE, at its sole expense, shall promptly repair, restore, and replace the buildings and other improvements upon the Premises and refurnish such buildings and improvements in and to substantially the same condition as before such damage or destruction. All proceeds from insurance shall be paid to and retained by the LESSEE and utilized first for purposes of payment of or reimbursement for the payment of, such repair, restoration and replacement. If the amount of such insurance proceeds is insufficient to pay the cost of all work required in connection with any such damage or destruction, the LESSEE shall pay any additional sum required, and if the amount of such insurance proceeds is in excess of the cost thereof, the amount of the excess shall be retained by the LESSEE.

B. Cost of Restoration Exceeding Fifty Percent of Replacement Value. If during the Term of this Lease the Improvements are so damaged or destroyed by fire or other casualty that the cost of restoration shall exceed fifty percent (50%) of the replacement value thereof, exclusive of foundations, immediately prior to such damage, then the LESSEE shall have the option, exercisable by written notice to LESSOR within sixty (60) days after the occurrence of such fire or other casualty of either (x) rebuilding or repairing the improvements to substantially the same condition as before such damage or destruction, all in accordance with the provisions of Subparagraph 16.A above, or (y) clearing the site of all damaged or destroyed Improvements, in which event this Lease shall terminate.

17. CONDEMNATION.

A. Condemnation of Fee Interest. LESSEE shall be entitled to all condemnation awards for any taking under the power of eminent domain or purchase in lieu thereof in excess of the sum of (i) the present value (as of the award date) of $800,000 payable upon the expiration of the First Renewal Period and (ii) the present value (as of the award date) of the remaining Base Rent payments until the expiration of the First Renewal Period (such sum, the “Lease Value’). The LESSOR shall be entitled to all such awards up to the amount of the Lease Value. For purposes of this paragraph, the present value of amounts shall be calculated using discount rates mutually acceptable to the parties. If any portion of the Land is taken such that the LESSEE’s use of the Premises is or will be materially impaired, the LESSEE shall have the right to terminate this Lease, which right shall be exercised by LESSEE within sixty (60) days of such taking by sending written notice to LESSOR of such election to terminate. However, if such material impairment arises out of a taking of so many of the parking spaces within the Premises as reduces the parking to less than 300 spaces or reduces the parking ratio below that which is required by the zoning ordinance applicable to the Premises, and LESSOR notifies LESSEE in writing within thirty (30) days after notice of termination is given by LESSEE to LESSOR that LESSOR will attempt to provide LESSEE with substantially similar alternative parking, then this Lease shall terminate only if LESSOR is unable or unwilling to provide the substantially similar alternative parking within sixty (60) days after LESSOR notifies LESSEE that LESSOR will attempt to provide LESSEE with the substitute parking. LESSOR shall have no obligation to provide or attempt to provide such alternative parking. If any portion of the Property is taken such that the LESSEE’s use of the Premises is not materially impaired, this Lease shall continue with no reduction in Rent.

B. Condemnation of Improvements. Notwithstanding the foregoing or anything contained in this Lease to the contrary, if any of the Improvements are condemned, taken under the power of eminent domain or purchased in lieu thereof, and if after such taking, the Improvements may be completed or restored so as to constitute a fully functional, complete building reasonably suitable for the then LESSEE’s use thereof, the LESSEE shall be obligated to replace or restore such Improvements and shall be entitled to receive the condemnation proceeds derived from such taking of the Improvements except as hereinafter provided in this Subparagraph 17.B. If after such taking the Improvements cannot be completed or restored so as to constitute a fully functional, complete building reasonably suitable for the LESSEE’s use thereof, then the LESSEE and the LESSOR shall each have the right to terminate this Lease, which right shall be exercised by LESSEE or LESSOR within sixty (60) days of such taking by sending written notice to the other party of such election to terminate. If this Lease is not terminated by either LESSOR or LESSEE hereunder, LESSEE shall be entitled to the condemnation award allocated to the Improvements and LESSEE shall restore the Improvements to substantially the same condition as existed prior to such taking. If this Lease is so terminated by either LESSOR or LESSEE hereunder, LESSOR shall be entitled to that portion of the condemnation awards equal to the Lease Value and LESSEE shall be entitled to all condemnation awards in excess of the Lease Value.

18. INDEMNIFICATION.

A. By LESSEE. LESSEE shall protect, indemnify and save harmless LESSOR from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against LESSOR by reason of (a) any occurrence, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining sidewalks, curbs, vaults, vault space, if any, streets or ways to the extent attributable to LESSEE, its agents, contractors, employees, invitees or guests or which arises out of, or in the course of LESSEE’s use and occupancy of the Premises, (b) any use, non-use or condition of the Building or any part thereof, (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, or (d) any release or threat of a release of a hazardous waste, hazardous substance or a pollutant or contaminant, including petroleum and petroleum products, on or from the Building.

B. By LESSOR. LESSOR shall protect, indemnify and save harmless LESSEE from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against LESSEE by reason of any occurrence, injury to or death of persons (including workmen) or loss of or damage to Premises to the extent attributable to LESSOR, its agents, contractors, employees, invitees or guests. The obligations of LESSOR under this Subparagraph arising by reason of any such occurrence having taken place during the Term shall survive any expiration or termination of this Lease.

C. Joint Liability. Where personal injury, death or loss or damage to property are the result of the joint negligence or misconduct of the parties hereto, the parties expressly agree to indemnify each other in proportion to their respective share of such joint negligence or misconduct.

19. INSURANCE.

A. Required Coverages. At all times during the Term and at its sole cost and expense, LESSEE shall obtain, maintain and keep in full force and effect, at its sole expense, the following insurance:

(i) Property insurance on the Premises, including coverage against all risks included within special peril coverage, in an amount not less than the current replacement value of all Improvements, exclusive of the foundation, footings and parking area;

(ii) Property insurance, including coverage against all risks included within special peril coverage, upon property of every description owned by LESSEE and located in the Improvements or for which LESSEE is legally liable or installed by or on behalf of LESSEE including, without limitation, the Trade Fixtures and all furniture, fittings, installations, other fixtures, inventory and any other personal property in an amount not less than the full replacement cost thereof;

(iii) Commercial general liability and umbrella liability insurance coverage in limits of not less than $ 1 million per occurrence and $2 million in the aggregate.

(iv) Worker’s compensation and employer’s liability insurance in form and amount required by law;

(v) During the construction of the Improvements or any permitted alterations which are not covered by LESSEE’s then existing insurance as required above, LESSEE shall maintain builder’s risk insurance in such amounts as shall be required by LESSOR given the cost of the construction. If any portion of the Improvements is completed and possession is taken by LESSEE, the builder’s risk insurance policy shall be endorsed to provide specifically for the coverage of any such completed portion under the terms and conditions of the policy, so as to preclude the assertion of any and all defenses predicated on the possession and use of the completed portion of the Improvements;

B. General Requirements. All policies shall be issued by insurers duly licensed in the Commonwealth of Virginia, reasonably acceptable to LESSOR, and in form reasonably satisfactory from time to time to LESSOR. Upon LESSOR’s written request, LESSEE agrees that binding evidence of insurance will be delivered to LESSOR. All policies shall obligate the insurers to notify LESSOR in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof and endeavor to give such notice prior to any change or reduction in coverage, including those for nonpayment of premium. The policies referred to in Subparagraph 19.A (iii) shall name, as additional insureds, LESSOR and any other entity having an insurable interest or liability in or relating to the Premises (including any mortgagee of LESSOR). All such policies shall be primary and noncontributing with insurance carried by LESSOR.

C. Waiver of Subrogation. LESSOR and LESSEE each waive any and all rights to recover against the other or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this Paragraph 19 including any amount which may be covered by deductible or self-insurance retainage or any other insurance actually carried by such party to the extent of the limits of such policy. LESSOR and LESSEE shall have included in their respective insurance policies waivers of their respective insurers’ right of subrogation against the other party or anyone claiming through or under such party that any such insurer may acquire against the other by virtue of payment of any loss under the insurance covering the Premises, the Improvements therein, or the contents thereof. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall expressly state and agree that such policies shall not be invalidated if the insured, before the casualty, waives the right of recovery against any party responsible for a casualty covered by the policy. LESSEE and LESSOR shall each provide written evidence reasonably acceptable to the other that its insurer or insurers have waived their rights of subrogation as provided above.

20. DEFAULT BY LESSEE.

A. Events of Default. The following events shall be deemed to be “events of default” by LESSEE under this Lease:

(i) If any installment of the Rent is not paid when due and such default is not cured within ten (10) days after written notice thereof from LESSOR to LESSEE (provided LESSOR shall not be obligated to give written notice to LESSEE more than two (2) times in any Lease Year).

(ii) LESSEE’s failure to comply with any material term, provision or covenant of this Lease, if such failure shall continue for more than thirty (30) days after written notice thereof from LESSOR to LESSEE, or if such failure is not reasonable susceptible to being cured within such thirty (30) day period, if LESSEE fails to commence to cure such failure within such the thirty day period and diligently prosecute such cure to completion;

(iii) If LESSEE shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or shall fail to pay its debts and obligations as the same become due and payable;

(iv) If LESSEE shall file a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or LESSEE shall be adjudged bankrupt or insolvent in proceedings filed against LESSEE thereunder; or

(v) If a receiver or trustee shall be appointed for all or substantially all of the assets of LESSEE and such receiver or trustee shall within a reasonable time fail to (a) affirm this Lease, (b) provide adequate assurances as to its ability to perform all of the terms and conditions of this Lease as a receiver or trustee for LESSEE, and (c) cure all defaults.

B. Remedies. Upon the occurrence of any of such events of default, LESSOR shall have the right at LESSOR’s election to pursue, in addition to and cumulative with any other rights LESSOR may have, at law or in equity, any one or more of the following remedies without any notice or demand whatsoever:

(i) To give LESSEE written notice of LESSOR’s intent to terminate this Lease, in which event, on the date specified in LESSOR’s notice, LESSEE’s right to possession of the Premises shall cease, this Lease shall terminate and LESSEE shall have no further rights hereunder;

(ii) Upon the occurrence of any event of default and regardless of whether or not LESSOR shall have terminated this Lease or exercised any remedies hereunder, LESSEE will, subject to the provisions of Subparagraph (iii), continue to pay to LESSOR the Rent and other sums required to be paid by the LESSEE hereunder, and acceptance of such Rent shall not constitute a waiver of any default hereunder; thereafter, until the expiration of the Term, provided, however, that LESSOR has the duty to mitigate its damages.

(iii) Any damage or loss of rent sustained by LESSOR may be recovered by LESSOR, at LESSOR’s option, at any time after the occurrence of an event of default, at the time of any reletting or termination, in a single action or in separate actions, from time to time, as such loss of rents or damages shall accrue, or in a single proceeding deferred by LESSOR or with jurisdiction reserved by the court. If suit shall be brought for recovery of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of LESSEE to be kept and performed, and a breach shall be established, LESSEE shall pay to LESSOR all expenses incurred therefor, including reasonable attorneys’ fees.

C. Remedies Cumulative. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any of the Rent due to LESSOR hereunder or of any damages accruing to LESSOR by reason of the violation of any of the terms, provisions, and covenants herein contained. In case of re-entry, repossession or termination of this Lease, whether or not the same is the result of the institution of summary or other proceedings, LESSEE shall remain liable (in addition to other accrued liabilities), to the extent legally permissible, for the Rent and all other charges provided for herein until the date this Lease would have expired had such termination, re-entry or repossession not occurred.

21. SIGNS. LESSEE may erect signs on the Property which it deems necessary in its sole discretion.

22. LESSOR’S RIGHT OF ENTRY. LESSOR and its authorized agents or designees shall have the right upon twenty-four (24) hours prior written notice (except in event of emergency) to enter the Premises during business hours in order to inspect the Premises.

23. QUIET ENJOYMENT. LESSOR represents that it has full right and power to execute this Lease and to grant the estate demised herein and that LESSEE, upon payment of the rents herein reserved, and performance of all of the terms, conditions, and covenants herein contained, shall have, hold, and enjoy the Premises during the full term of this Lease, and any extension hereof, subject and subordinate to all of the terms, covenants and conditions of this Lease, free from the claims of any person claiming by, through or under LESSOR, including the holders of any mortgage.

24. HOLDING OVER. If LESSEE, or any of its successors in interest, shall remain in possession of the Premises, or any part thereof, after the expiration of the Term, such holding over shall constitute and be construed as, at LESSOR’s option, a tenancy at sufferance or as a tenancy from month to month only, at a monthly rental of one hundred twenty five percent (125%) of the monthly rent applicable during the last month of the Term. LESSEE shall also pay any damages, if any, incurred by LESSOR as a result of such holding over provided notice is given to LESSEE by LESSOR upon securing any replacement LESSEE. LESSEE shall also be subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Acceptance of rent shall constitute a renewal of this Lease on a month to month tenancy.

25. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by LESSEE, or a mutual cancellation thereof, shall not work a merger and shall, at the option of LESSOR, terminate all or any existing subleases, and/or subtenancies, or may, at the option of LESSOR, act as an assignment to it of any or all such subleases or subtenancies, if any.

26. ATTORNEYS’ FEES. In any action to enforce this Lease, recover possession, collect any amount due or for relief or damages resulting from a breach of any covenant under this Lease, declaratory or otherwise, the defaulting or non-performing party shall pay the reasonable attorney’s fees and costs of the prevailing party.

27. NOTICES. Any notice, statement, demand, request, consent, approval, authorization, offer, agreement, appointment or designation under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by certified mail, return receipt requested, postage prepaid, or by overnight delivery by a nationally recognized courier service addressed as follows:

If to LESSOR:	Henry Brabham, IV
Vineyard Road
Vinton, Virginia

With a Copy to:

If to LESSEE:	David C. Grunenwald
Vice-President of Development/Leasing
1231 Main Avenue
Cleveland, Ohio 44113

With a Copy to:	James L. Weinberg, Esq.
Hirschler Fleischer
P.O. Box 500 (23218-0500)
15th Floor
701 East Byrd Street
Richmond, Virginia 23219

or to such other place as LESSOR or LESSEE may from time to time designate by notice to the other party. Notice sent in compliance with this Paragraph shall be deemed given upon receipt if given by hand, on the third (3rd) day next day on which it is sent if sent by mail, or on the next day if sent by overnight delivery service.

28. WAIVER. Either party’s delay or failure to declare or enforce the other party’s breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of any Rent hereunder by LESSOR shall not be deemed to be a waiver of any preceding breach by LESSEE of any term, covenant, or condition of this Lease, regardless of LESSOR’s knowledge of such preceding breach at the time of acceptance of such Rent.

29. GOVERNING LAW. This Lease shall be construed and governed by the applicable laws of the Commonwealth of Virginia.

30. STATUS OF LESSOR. LESSOR shall have the absolute and unfettered right to sell or transfer all or part of its interest in the Premises, subject to this Lease, including, but not limited to, the Option to Buy set forth in paragraph 32, and LESSEE acknowledges and agrees that upon such sale or transfer the term “LESSOR” shall mean only the new owner or transferee and the transferor shall be automatically relieved of and discharged of all further liability with respect to the performance of any of the terms, conditions and covenants of this Lease, and LESSEE agrees to thereafter look only to such purchaser or transferee of LESSOR’s interest in the Premises for the subsequent performance of LESSOR’s obligations hereunder.

31. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between LESSOR and LESSEE is that of LESSOR and LESSEE.

32. OPTION TO BUY. LESSOR grants to LESSEE the option to purchase (“Option To Buy “) the Property for $800,000. Such Option may be exercised by LESSEE by giving written notice to LESSOR any time after the Term and first Renewal Period of the Lease. Such purchase shall be pursuant to a purchase agreement (“Purchase Agreement”) in substantially the same form as that attached as Exhibit B. In the event LESSEE exercises the Option to Buy, the parties agree to execute the Purchase Agreement within five (5) days after LESSOR receives LESSEE’s notice of its exercise of the Option to Buy.

33. MISCELLANEOUS PROVISIONS.

A. Titles, Etc. The marginal headings or titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, or association. If there be more than one LESSEE, the obligations imposed under this Lease upon LESSEE shall be joint and several.

B. Entire Agreement. This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties to this Lease, or their respective successors in interest.

C. Time of the Essence. Except as otherwise specifically provided herein, time is of the essence of each term and provision of this Lease.

D. Successors. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of LESSOR and LESSEE.

E. Severability. If any provision of this Lease shall at any time be deemed to be invalid or illegal by the entry of a final judgment from a court of competent jurisdiction, which judgment is not subject to appeal, then, in that event, this Lease shall continue in full force and effect with respect to the remaining provisions of this Lease as if the invalidated provision had not been contained herein. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Lease a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

F. Memorandum of Lease. Either party may record a memorandum of this Lease provided that the memorandum is in a form acceptable to LESSOR and LESSEE. The party seeking to record the memorandum shall bear the cost of recording the memorandum. LESSEE hereby agrees that it will not record this Lease unless such recordation is expressly consented to in writing by LESSOR, which consent may be withheld or granted in LESSOR’s sole discretion.

G. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which shall together constitute one and the same instrument.

H. Authorization. Each party represents that he or it is duly authorized to enter into and perform this Lease.

I. Broker. LESSEE agrees to pay the leasing firm, Olde Colony Realty, Inc. and its agent, Galen Conner, its agreed upon leasing commission. Otherwise, each party warrants to the other that no other agent is entitled to a commission in connection with a lease or sale of the Property to LESSEE, pursuant to the lease and option to purchase granted herein and covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation therewith with whom such indemnifying party had dealings.

J. Force Majeure. Whenever a day is appointed herein on which, or a period of time is designated within which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is materially interfered with in the course of, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, declaration of national emergencies, acts of God, or other causes beyond such party’s reasonable control (financial inability excluded); provided, however, nothing contained in this subparagraph shall excuse either party from the prompt payment of any amount payable by such party hereunder except as may be expressly provided elsewhere in this Lease.

K. Rule Against Perpetuities. If the Rule Against Perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to a potential failure of an interest in property created herein to vest with a particular time, then, notwithstanding anything contained in this Lease to the contrary, each such interest must vest, if at all, within twenty-one (21) years from the date of this Lease. If any such interest does not vest within that period, then this Lease shall automatically terminate immediately prior to the expiration of that twenty-one (21) year period.

L. Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next business day thereafter shall be considered the end of the time period.

M. Cooperation. LESSOR agrees to cooperate with LESSEE (at no material cost to LESSOR) to assist LESSEE in obtaining any approvals requested or required by governmental bodies or lenders to enable LESSEE to construct the Improvements and operate its business on the Premises.

IN WITNESS WHEREOF, LESSOR and LESSEE have signed and sealed this Lease as of the day and year above written.

LESSEE:

Colonial Downs, L.P.
By:	Stanley Racing Corp., General Partner

By:

Name:

Title:

LESSOR:

Henry J. Brabham IV

Gail T. Brabham

EXHIBITS

EXHIBIT A – MAP OF THE PROPERTY

EXHIBIT B – PURCHASE AGREEMENT

EXHIBIT C

Purchase Agreement

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”), dated as of the      day of                     ,             , by and between Henry Brabham, IV and Gail T. Brabham (collectively “Seller”) and Colonial Downs L.P. a Virginia limited partnership (“Purchaser”), and recites and provides:

RECITALS

A. Seller is the owner of fee simple title to approximately 8.539 acres of real property subject to adjustment based on the Survey (as hereinafter defined), with improvements thereon and appurtenances thereunto belonging, on Vineyard Road, in Vinton, Virginia (the “Property”).

B. The Seller has granted to the Purchaser the Option to Buy the Property in the Lease between the parties dated as of the     day of                     , 2004 (“Lease”).

C. Purchaser has notified Seller of its intention to purchase such Property as provided in such Lease.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. Contract for Purchase and Sale. This Agreement shall constitute a binding contract, on the terms and conditions herein set forth, for the purchase and sale of the Property.

2. Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be Eight Hundred Thousand and No/100 Dollars ($800,000). The Purchase Price shall be payable immediately useable funds at Settlement (as such term is defined in Paragraph 3).

3. Settlement. Settlement of the purchase and sale of the Property shall be made at the offices of                                         , or at

such other place as the parties may agree upon in writing, no later that thirty (30) days after Purchaser has notified Seller of its intention to purchase the Property. At Settlement, the Purchaser shall pay to the Seller the Purchase Price and contemporaneously the Seller shall deliver to Purchaser (a) the Deed (as defined in Paragraph 5); (b) an affidavit for the benefit of Purchaser and its title insurer, satisfactory to both (the “Affidavit”), stating, inter alia that (i) no right to a mechanic’s or materialmen’s lien has accrued with respect to the Property as a result of any act or omission by the Seller and (ii) there are no outstanding leases or agreements with regard to, or other parties in or entitled to possession of, the Property; (c) a Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code of 1986 and any other certificates required by any governmental authority or agency; (d) evidence of registration with the Commonwealth of Virginia Department of Taxation in compliance with § 58.1-317 of the Code of Virginia of 1950, as amended. The Seller shall pay the costs of preparing the Deed and the Grantor’s tax thereon. The Purchaser shall pay all costs and expenses incurred in connection with its examination of title to the Property and the Survey and all premiums charged by the Purchaser’s title insurance company. Real estate taxes, including “rollback” taxes, if any, shall be prorated between the Seller and the Purchaser as of Settlement, according to the number of days of the year which the Property is owned or to be owned by each party. Each party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement or Settlement hereunder.

4. The Deed. At Settlement, the Seller shall deliver to the Purchaser a general warranty deed with full English covenants of title (the “Deed”) conveying to the Purchaser a good and marketable fee simple title to the Property pursuant to the Survey, free and clear of all liens, encumbrances, conditions and restrictions except (i) the lien for real estate taxes not yet due and payable; and (ii) any liens, encumbrances, conditions, restrictions or other objections to title which do not, in Purchaser’s reasonable opinion, adversely effect Purchaser’s use of the Property.

5. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty prior to Settlement shall be on the Seller, except as otherwise provided in the Lease. If such loss or damage materially and adversely affects the Purchaser’s intended use and enjoyment of the Property as of Settlement, the Purchaser shall be entitled to terminate this Agreement and the parties hereto shall have no further obligations or liabilities to one another hereunder.

6. Default By Seller. The parties agree that, in the event of a default by Seller under this Agreement, Purchaser shall be entitled to enforce this Agreement by specific performance.

7. Agents and Brokers. Each party hereunder represents and warrants that it did not consult or deal with any broker or agent, real estate or otherwise,

with regard to this Agreement or the transactions contemplated hereby, and each party hereto agrees to indemnify and hold harmless the other party from all liability, expense, loss, cost or damage, including reasonable attorneys’ fees, that may arise by reason of any claim, demand or suit of any agent or broker arising out of facts constituting a breach of the foregoing representations and warranties.

8. Binding Agreement. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Notices. Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be conform to the Notice provision outlined in the Lease.

10. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural, and vice versa, and words in the masculine gender shall include the feminine and neuter genders, and vice versa.

11. Title and Headings; References. Titles and headings to Paragraphs and Subparagraphs herein are inserted for the convenience or reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All Paragraph and Subparagraph references in this Agreement are to the Paragraphs or Subparagraphs of this Agreement unless expressly stated to the contrary.

12. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties hereto relating to the Property and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto. This Agreement shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed with the same formality as this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name pursuant to due authority as of the dates set forth below.

PURCHASER:

Colonial Downs, L.P.
By:	Stanley Racing Corp., General Partner

By:

Name:

Title:

SELLER:

Henry J. Brabham IV

Gail T. Brabham

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